Registration Statement No. 333-285508

Filed Pursuant to Rule 424(b)(3)

Prospectus Addendum to the Prospectus Supplement dated March 25, 2025 and the accompanying Prospectus dated March 25, 2025.

The Bank of Montreal (the “Bank”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus dated March 25, 2025 (the “Prospectus”) and a prospectus supplement dated March 25, 2025 (the “Prospectus Supplement”) relating to the Bank’s Senior Medium Term Notes (the “Notes”).

With respect to each preliminary pricing supplement and free writing prospectus prepared and filed with the SEC on or prior to March 25, 2025 relating to an offering with a pricing date on or after the date hereof:

•	all references to the prospectus dated May 26, 2022 or to any section therein shall be deemed to refer to the Prospectus or to the corresponding section of the Prospectus, as applicable;

•	all references to the prospectus supplement dated May 26, 2022 or to any section therein shall be deemed to refer to the Prospectus Supplement or to the corresponding section of the Prospectus Supplement, as applicable; and

•	all references to a product supplement dated prior to March 25, 2025 or a section therein shall be deemed to refer to the corresponding product supplement dated as of March 25, 2025, or the corresponding section thereof, as applicable.

BMO Capital Markets

Prospectus Addendum dated March 25, 2025